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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 9, 1999 relating to the financial statements of Dialdata S.A. Internet Systems, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Sao Paulo, Brazil
January 13, 2000

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Auditores Independentes

/s/ Timothy Leonard
Timothy Leonard
Partner